EXHIBIT 23.1

Deloitte & Touche LLP 699 Walnut Street Suite 1800 Des Moines, IA 50309 USA Tel: +1 515 288 1200 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 2020, relating to the financial statements of DHI Group, Inc. and the effectiveness of DHI Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of DHI Group, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
October 9, 2020